Theravance Reports First Quarter 2009 Financial Results

SOUTH SAN FRANCISCO, CA -- (Marketwire - April 22, 2009) - Theravance, Inc. (NASDAQ: THRX) reported today its financial results for the quarter ended March 31, 2009. Net loss for the first quarter of 2009 was $19.2 million compared with $29.8 million for the same period of 2008, a decrease of $10.6 million. Net loss per share was $0.31 for the first quarter of 2009 compared with a net loss per share of $0.49 for the same period of 2008.

"I'm very pleased with the continued progress of our key programs," said Rick E Winningham, Chief Executive Officer. "In February, GSK and Theravance released positive results from three Phase 2b studies in asthma with fluticasone furoate. Also, we recently announced that the FDA accepted the filing of our New Drug Application for telavancin for the treatment of nosocomial pneumonia and issued a PDUFA goal date of November 26, 2009. In addition, we also submitted our response to the Complete Response letter for telavancin in complicated skin and skin structure infections in mid-March 2009. We believe that 2009 will be an important year for the company and we look forward to reporting on further developments in our key programs."

Key Program Highlights

Respiratory Programs

Horizon

In February, GlaxoSmithKline, plc (GSK) and Theravance reported positive results from three, separate Phase 2b studies of GSK's inhaled corticosteroid fluticasone furoate (FF) in patients with mild, moderate and severe asthma. These studies were designed to assess efficacy and safety across a range of eight doses from 25 mcg to 800 mcg in over 1,800 patients, aged 12 years and older. The primary endpoint to assess efficacy was mean change from baseline in trough forced expiratory volume (FEV1) measured 24 hours after the last dose at the end of the eight-week treatment period. Once-daily FF produced statistically significant improvements in patients' lung function (trough FEV1) compared to placebo (p < 0.05) in each of the three populations and at all doses, with the exception of the very lowest dose tested. The three dose-ranging studies fully characterized FF's dose-response curve, with only the lowest dose (25 mcg) showing no statistically significant difference from placebo on the primary efficacy endpoint (trough FEV1) and only the highest dose (800 mcg) being associated with a statistically significant reduction in urinary cortisol levels (a known side effect of inhaled corticosteroids). FF was well tolerated throughout the course of the eight-week treatment period across the three studies. Adverse events occurred at a similar or lower frequency than fluticasone propionate (FP) in each study, with the most common adverse event being headache. A low frequency of serious adverse events occurred on all treatments, including placebo, FP and FF, and for FF were not dose dependant.

Inhaled Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) Program

Based on the data released in the third quarter of 2008, GSK and Theravance plan to progress GSK961081 ('081), the lead MABA compound, into a larger Phase 2b study for the treatment of COPD in 2009.

Bacterial Infections

Telavancin

On February 26, 2009, we announced that we received a Complete Response letter from the U.S. Food and Drug Administration (FDA) outlining requirements for approval of telavancin for the treatment of complicated skin and skin structure infections (cSSSI). We submitted our response to the Complete Response letter in mid-March 2009.

Early this month, the FDA accepted the filing of our New Drug Application (NDA) for telavancin for the treatment of nosocomial pneumonia (also known as hospital-acquired pneumonia, or HAP) caused by Gram-positive bacteria such as methicillin-resistant Staphylococcus aureus (MRSA). The FDA has established a standard 10-month review for this NDA, with a Prescription Drug User Fee Act (PDUFA) goal date of November 26, 2009. In conjunction with the filing of our NDA, we will receive a milestone payment of $10.0 million from our partner, Astellas Pharma Inc. (Astellas).

Financial Results

Revenue

Revenue was $9.5 million for the first quarter of 2009 compared with $5.6 million for the same period of 2008. The increase was primarily due to recognition of the remaining deferred revenue on the long-acting muscarinic antagonist program as a result of the program being returned to us from GSK. All other milestone payments received to date under our agreements with GSK and Astellas are being amortized over the relevant performance periods rather than being recognized when received.

Research and Development

Research and development expense for the first quarter of 2009 decreased to $19.6 million compared with $26.8 million for the same period of 2008. Total external research and development expense for the first quarter of 2009 was $2.7 million compared with $7.4 million for the same period in 2008. The lower expense in the first quarter of 2009 was primarily due to decreased external costs associated with telavancin and lower employee related costs due to the reduction in force announced in April 2008. Total research and development stock-based compensation expense for the first quarter of 2009 was $3.0 million compared with $2.7 million in the same period in 2008.

General and Administrative

General and administrative expense for the first quarter of 2009 decreased to $7.1 million from $9.2 million for the same period in 2008. The lower expense in the first quarter of 2009 was primarily due to lower employee and facilities related costs due to the reduction in force initiated in April 2008. Total general and administrative stock-based compensation expense for the first quarter of 2009 was $2.1 million compared with $2.2 million for the same period in 2008.

Restructuring Charges

The company incurred restructuring charges totaling $1.3 million for the first quarter of 2009. The charges resulted primarily from a loss recognized on the sublease of excess space in one of the company's South San Francisco, CA buildings as well as employee severance and benefits resulting from the reduction in force initiated in April 2008.

Cash and Cash Equivalents

Cash, cash equivalents and marketable securities totaled $178.9 million as of March 31, 2009, a decrease of $21.7 million during the quarter. The decrease was primarily due to cash used in operations.

Conference Call and Webcast Information

As previously announced, the company has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Daylight Time today. To participate in the live call by telephone, please dial 877-723-9519 from the U.S., or 719-325-4800 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the company's web site for 30 days through May 22, 2009. An audio replay will also be available through 11:59 p.m. Eastern Daylight Time on May 6, 2009 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 7658405.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company's key programs include: telavancin for the treatment of serious Gram-positive bacterial infections with Astellas Pharma Inc. and the Horizon program and Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program with GlaxoSmithKline plc. By leveraging its proprietary insight of multivalency toward drug discovery focused primarily on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals and timing of clinical studies, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the goals and timing of seeking regulatory approval of our product candidates (including with respect to telavancin statements regarding any expectation that the third-party manufacturer will successfully address the cGMP issues the FDA noted in the approvable letter or that regulatory authorities will approve telavancin on the basis of existing preclinical and clinical data or at all), statements concerning the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals for, or to successfully launch, product candidates, risks of relying on third-party manufacturers for the supply of our product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 26, 2009 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

                        THERAVANCE, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except per share data)

                                                       Three Months Ended
                                                            March 31,
                                                      --------------------
                                                        2009       2008
                                                      ---------  ---------
                                                          (unaudited)
                                                      --------------------

Revenue (1)                                           $   9,544  $   5,645

Operating expenses:
  Research and development (2)                           19,557     26,779
  General and administrative (2)                          7,052      9,166
  Restructuring charges                                   1,283         --
                                                      ---------  ---------
Total operating expenses                                 27,892     35,945
                                                      ---------  ---------

Loss from operations                                    (18,348)   (30,300)

Interest and other income, net                              647      1,672
Interest expense                                         (1,516)    (1,136)
                                                      ---------  ---------
Net loss                                              $ (19,217) $ (29,764)
                                                      =========  =========
Net loss per share                                    $   (0.31) $   (0.49)
                                                      =========  =========

Shares used in computing net loss per share              62,288     61,003
                                                      =========  =========

(1) Revenue includes amounts from GSK, a related party, of $6.9 million and $2.8 million for the three months ended March 31, 2009 and 2008, respectively.

(2) Amounts include stock-based compensation expense for the three months ended March 31, as follows (in thousands):

                                                             Three Months
                                                            Ended March 31,
                                                            ---------------
                                                             2009    2008
                                                            ------- -------
                                                              (unaudited)
                                                            ---------------

Research and development                                    $ 3,007 $ 2,722
General and administrative                                    2,106   2,192
                                                            ------- -------
Total stock-based compensation expense                      $ 5,113 $ 4,914
                                                            ======= =======

                         THERAVANCE, INC.
              CONDENSED CONSOLIDATED BALANCE SHEETS
                         (In thousands)

                                                   March 31,   December 31,
                                                      2009         2008
                                                  -----------  -----------
                                                  (unaudited)      (2)

Assets
  Cash, cash equivalents and marketable
   securities                                     $   178,876  $   200,605
  Other current assets                                 11,024        9,356
  Property and equipment, net                          15,233       16,206
  Other assets                                          9,659        9,989
                                                  -----------  -----------
Total assets                                      $   214,792  $   236,156
                                                  ===========  ===========

Liabilities and stockholders' equity (net capital
 deficiency)
  Current liabilities, net of current portion of
   deferred revenue (1)                           $    16,193  $    20,167
  Deferred revenue (1)                                168,015      176,559
  Convertible subordinated notes                      172,500      172,500
  Other long-term liabilities                           2,346        1,879
  Stockholders' equity (net capital deficiency)      (144,262)    (134,949)
                                                  -----------  -----------
Total liabilities and stockholders' equity (net
 capital deficiency)                              $   214,792  $   236,156
                                                  ===========  ===========

(1) Deferred revenue includes the current portion of $21.2 million and
    $23.8 million as of March 31, 2009 and December 31, 2008,
    respectively. The decrease in total deferred revenue is a result of revenue recognized in 2009.

(2) The condensed consolidated balance sheet amounts at December 31, 2008 are derived from audited financial statements.

Contact Information:

Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com